Exhibit 10.21.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 28, 2017 (this “Amendment”), is by and between QUICKEN LOANS INC. (the “Borrower”) and FIFTH THIRD BANK (the “Lender”).

RECITALS

A.                                    The Borrower and the Lender are parties to a Credit Agreement dated as of December 30, 2013, as amended by the First Amendment to Credit Agreement dated as of April 21, 2014, as amended by the Second Amendment to Credit Agreement dated as of December 29, 2014, as amended by the Third Amendment to Credit Agreement dated as of April 24, 2015, as amended by the Fourth Amendment to Credit Agreement dated as of December 23, 2015, but effective as of December 29, 2015, and as amended by the Fifth Amendment to Credit Agreement dated March 1, 2016 (as amended and as may be further amended or restated from time to time, the “Credit Agreement”).

B.                                    The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I AMENDMENTS, Subject to Article III hereof, the Credit Agreement is amended as follows:

1.1                               The following definitions are added to Section 1.01 of the Credit Agreement in their appropriate alphabetical location:

“Fifth Commitment Fee” means [***].

“Second Anniversary Date” means December 29, 2017.

“Seventh Commitment Fee” means [***].

“Sixth Amendment” means the Sixth Amendment to Credit Agreement dated February 28, 2017 between Borrower and Lender.

“Sixth Amendment Effective Date” means February 28, 2017.

“Sixth Commitment Fee” means [***].

“Specified Fees” means the Commitment Fee, the Second Commitment Fee, the Third Commitment Fee, the Fourth Commitment Fee, the Fifth Commitment Fee, the Sixth

Commitment Fee, the Seventh Commitment Fee, and the Facility Fee.

“Third Anniversary Date” means December 29, 2018.

1.2                               The following definitions in Section 1.01 of the Credit Agreement are amended to read as follows:

“Applicable Percentage” means (i) [***] per annum on the Sixth Amendment Effective Date until, if applicable, later adjusted as provided in the remainder of this definition, or (ii) such other per annum percentage as Lender and Borrower may later agree to in writing. If any Regulatory Change (a) subjects Lender to any charge on, or change in taxation of, its deposit liabilities, (b) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against deposits with, or liabilities of Lender, or (c) imposes any other condition the result of which is to increase the cost of carrying liabilities or capital, then Lender reserves the right to adjust the amount of any credit described in Section 2.10(c) of this Agreement or the Pricing Agreement to Master Treasury Management Agreement dated April 21, 2014 among Lender, Borrower, Rock Holdings Inc., and Title Source, Inc., as it may be amended, amended and restated or otherwise superseded or replaced from time to time, or the Applicable Percentage to reflect the cost or effect of the Regulatory Change as determined by Lender in good faith. The term “Regulatory Change” shall mean (1) the adoption after the date hereof of any law, rule or regulation (including with respect to capital adequacy or liquidity) or any change in any law, rule or regulation after the date hereof, (2) any change after the date hereof in the interpretation or administration of any law, rule or regulation by any governmental authority or agency or central bank (whether or not having the force of law), or (3) the compliance, whether commenced prior to or after the date hereof, with (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder (“Guidance”) or issued in connection therewith and (y) all Guidance promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities pursuant to Basel III, regardless of the date enacted, adopted or issued.

“Commitment” means Lender’s commitment to make Loans and issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the outstanding principal amount of the Loans and the LC Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to Lender pursuant to Section 8.04; provided that the aggregate amount of the Commitment shall not be reduced as a result of such assignments. The amount of the Commitment is [***] on the Sixth Amendment Effective Date.

“LIBOR Index Rate” means the rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) (the “Rounding Adjustment”) fixed by ICE Benchmark Administration Limited at 11:00 a.m., London time, on the day two Business Days before the commencement of an Interest Period, relating to quotations for the applicable Interest Period for London InterBank Offered Rates on U.S. Dollar deposits as displayed by Bloomberg LP. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Index Rate be less than 0% as of any date (the “LIBOR Index Rate Minimum”); provided that, at any time during which a Hedging Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Index Rate Minimum, the Rounding Adjustment, and the monthly or daily adjustment of the LIBOR Index Rate shall all be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Hedging Agreement.

“Pricing Schedule” means the Pricing Schedule attached to the Sixth Amendment.

“Termination Date” means the earlier of (a) February 28, 2019 and (b) the date of termination of the Commitment.

1.3                               Section 2.10 of the Credit Agreement is amended to read:

(a)                                 Borrower agrees to pay to Lender an annual facility fee (the “Facility Fee”) at the rate per annum equal to the rate determined from the chart below on the average daily unused amount of the Commitment from and including January 1, 2017 to but excluding the Termination Date. Accrued Facility Fees shall be payable in arrears with respect to the most recently ended calendar year or portion thereof when due in accordance with the requirements of the invoice provided by Lender each January 10, beginning on January 10, 2018, and on the applicable date designated by Lender with respect to the date on which the Commitment terminates (each, a “Specified Fees Payment Date”).

Usage Percentage
For Applicable
Calendar
Quarter or	Facility Fee
Portion Thereof	(per annum)
less than 20%	[***]
greater than or equal to 20% but less than or equal to 50%	[***]
greater than 50% but less than 80%	[***]
greater than or equal to 80%	[***]

(b)                                 (i)                                     [Reserved.]

(ii)                                  [Reserved.]

(iii)                               [Reserved.]

(iv)                              [Reserved.]

(v)                                 On the Second Anniversary Date Borrower is obligated to pay to Lender the Fifth Commitment Fee. The Fifth Commitment Fee is payable on the same day as the Facility Fee for calendar year 2017, but if any of the Fifth Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Fifth Commitment Fee is due and payable on the date that the Commitment terminates.

(vi)                              On the Third Anniversary Date Borrower is obligated to pay to Lender the Sixth Commitment Fee. The Sixth Commitment Fee is payable on the same day as the Facility Fee for calendar year 2018, but if any of the Sixth Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Sixth Commitment Fee is due and payable on the date that the Commitment terminates.

(vii)                           On February 28, 2019 Borrower is obligated to pay to Lender the Seventh Commitment Fee. The Seventh Commitment Fee is payable on the same day as the Facility Fee for calendar year 2019, but if any of the Seventh Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Seventh Commitment Fee is due and payable on the date that the Commitment terminates.

(c)                                  (i) Borrower will receive a credit to the Specified Fees due on a Specified Fees Payment Date in an amount equal to the Applicable Percentage of the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the calendar year or portion thereof immediately preceding the applicable Specified Fees Payment Date (the “Operative Year”).

(ii)                                  [Reserved.]

(iii)                               If Borrower is entitled to a credit to the Specified Fees that is greater than the Specified Fees due on that Specified Fees Payment Date (“Excess Credit”), Lender has no obligation to pay Borrower any of the Excess Credit and Borrower may not carry any of the Excess Credit forward to any future Specified Fees (although under separate written agreements with Lender Excess Credit may be credited to other amounts due Lender).

(iv)                              Subject to subparagraph (iii) immediately above, the credit is applied first to the amount due on the Fifth Commitment Fee installment then due until satisfied in full, then to the amount due on the Facility Fee due on January 10, 2018, then to the Sixth Commitment Fee installment then due until satisfied in full, then to the amount due on the Facility Fee due on January 10, 2019, then to the Seventh Commitment Fee installment then due until satisfied in full, then to the amount due on the Facility Fee due on February 28,2019.

1.4                               Section 5.10 of the Credit Agreement is amended to read:

5.10                        Controlling Provisions. Notwithstanding any other term or condition of this Agreement or the other Loan Documents (but subject to Section 7.01(d), at all times:

(a)                                 Borrower must cause the fair market value of Borrower’s Freddie Mac Mortgage Servicing Rights, as stated in the most recently received Valuation Report, that are not subject to any Lien, to be not less than [***].

(b)                                 Borrower must leave room in its “baskets” under the Bond Financing to secure Obligations with a first and only Lien on Freddie Mac Mortgage Servicing Rights having a fair market value of at least [***] (as stated in the most recently received Valuation Report). Notwithstanding the foregoing, Borrower will not be obligated to secure the Obligations and any grant of a Lien on Freddie Mac Mortgage Servicing Rights will be subject to (i) the prior approval of Freddie Mac, (ii) Borrower, Lender and Freddie Mac executing a mutually acceptable Acknowledgement Agreement, and (iii) other terms and conditions and documentation acceptable to Borrower and Bank.

ARTICLE II REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender that:

2.1                               The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary company action and are not in contravention of any law, the terms of its Articles of Incorporation or By-Laws, as applicable, or of any undertaking to which it is a party or by which it or its properties is bound.

2.2                               This Amendment is the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with the respective terms hereof.

2.3                               After giving effect to the amendments herein contained, the representations and warranties in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Event of Default or Default exists or is continuing on the date hereof.

ARTICLE III CONDITIONS OF EFFECTIVENESS.

This Amendment is effective as of the date hereof when each of the following conditions is satisfied:

3.1                               This Amendment is duly executed on behalf of the Borrower and the Lender.

3.2                               Borrower executes and delivers to Lender the Revolving Note attached as Exhibit A and the Consent in Lieu of a Meeting of the Board of Directors of Quicken Loans attached as Exhibit B.

3.3                               Such other documents and items, and completion of such other matters in connection with this Amendment, as the Lender may reasonably request.

ARTICLE IV MISCELLANEOUS.

4.1                               From and after the date of this Amendment, references in the Credit Agreement or in any other Loan Document to the Credit Agreement are treated as references to the Credit Agreement as amended by this Amendment and as further amended from time to time.

4.2                               The Obligations are due and owing without setoff, counterclaim, or defense.

4.3                               Terms used but not defined herein shall have the same meanings as in the Credit Agreement.

4.4                               This Amendment is governed by and construed in accordance with the laws of the State of Michigan.

4.5                               The Borrower agrees to pay the reasonable fees and expenses of counsel for the Lender in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.6                               This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures and electronic signatures sent in PDF format are treated as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amencfment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:	/s/ Jay Farner
Jay Farner, Chief Executive Officer

FIFTH THIRD BANK

By:	/s/ Jessica Pfeifer
Jessica Pfeifer, Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

PRICING SCHEDULE

Applicable Margin
[***]	[***]
[***]	[***]
[***]	[***]